EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-216230, No. 333-161603, and No. 333-117272) pertaining to the Regions Financial Corporation 401(k) Plan of our report dated June 24, 2022, with respect to the financial statements and schedule of the Regions Financial Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

Birmingham, Alabama
June 24, 2022